PRA EXPANDS CREDIT FACILITY TO $842.5 MILLION MOVING CLOSER TO ACQUISITION OF AKTIV KAPITAL

NORFOLK, Va., April 7, 2014 – Portfolio Recovery Associates, Inc. (Nasdaq: PRAA), a financial and business services company operating in the U.S., Canada and the U.K., today announced it had modified its Credit Agreement of December 19, 2012, as amended, increasing the company’s domestic revolving credit commitments by $214.5 million, successfully securing from existing and new lenders the maximum amount of the facility’s accordion loan feature.

The additional lender agreements raise PRA’s total credit facility from $628 million to $842.5 million, which now consists of (i) a fully-funded $192.5 million term loan, (ii) a $630 million domestic revolving credit facility, of which $630 million is available to be drawn, and (iii) a $20 million multi-currency revolving credit facility, of which $20 million is available to be drawn, all of which mature on December 19, 2017.

“PRA continues to prepare to finance our acquisition of Aktiv Kapital with some combination of cash, seller financing and funds from our credit facility. We believe we have made good progress in completing a number of customary and regulatory closing conditions, and we believe we are on track toward closing on the acquisition this quarter,” said Kevin Stevenson, chief financial and administrative officer, treasurer and assistant secretary, PRA.

In February of this year, PRA agreed to acquire Aktiv Kapital AS, a Norway-based company specializing in the acquisition and servicing of non-performing consumer loans throughout Europe and in Canada for approximately $880 million. PRA also agreed to assume approximately $435 million of Aktiv Kapital’s corporate debt, resulting in an acquisition of estimated total enterprise value of $1.3 billion. The two companies combined will become one of the world’s largest acquirers of consumer debt from banks and other creditors with more than $4.6 billion in estimated remaining collections from customers.

About PRA
As a leader in the U.S. debt buying industry, Portfolio Recovery Associates, Inc. (PRA) returns capital to client banks and other creditors to help expand financial services for consumers.

PRA acquires consumer debt, then collaborates with customers to create realistic, affordable debt repayment plans in compliance with consumer protection laws. The company also acquires consumer debt in bankruptcy court cases, filing claims to receive customer payments from court trustees. In addition, PRA provides a broad range of collection and recovery services to business and government clients.

In 2013 and 2012, PRA was ranked among Fortune’s 100 Fastest-Growing Companies and Forbes’ Top 25 Best Small Companies in America. For more information, please visit www.PortfolioRecovery.com.

About Forward Looking Statements
Statements made herein which are not historical, including Portfolio Recovery Associates’ (PRA’s) or its management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including, but not limited to, statements with respect to future revenue and earnings, and statements with respect to future contributions of Aktiv Kapital; our ability to satisfy closing conditions or successfully, if ever, complete the acquisition of Aktiv Kapital; our ability to fully realize the expected benefits of the acquisition of Aktiv Kapital; the ability of Aktiv Kapital, or of any of PRA’s subsidiaries, to contribute to earnings and future portfolio-purchase opportunities, all of which, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon management’s beliefs, assumptions and expectations of PRA’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact.

The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of PRA’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA.  Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in PRA’s filings with the Securities and Exchange Commission including but not limited to PRA’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through PRA’s website, which contain detailed discussion of PRA’s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this presentation may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

News Media Contact:

Rick Goulart
Vice President, Corporate Communications
Portfolio Recovery Associates, Inc.
(757) 961-3525
RickGoulart@PortfolioRecovery.com